SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 16, 2009

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd., Suite 955

Plano, TX 75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

Stock Purchase Agreement

Eagle Geophysical, Inc. and Eagle Geophysical Onshore, Inc. (the “Debtors”) are currently debtors in a Chapter 11 bankruptcy proceeding in Houston, Texas.  Eagle Geophysical Canada, Inc., a Delaware corporation conducting business as Eagle Canada, Inc. (“Eagle Canada”), is in the business of providing seismic data and surveying services to the Canadian energy industry and has its principal place of business located in Calgary, Alberta, Canada.  Eagle Canada, which is not involved in the bankruptcy proceeding in Houston, Texas, is a wholly-owned subsidiary of the Debtors.  By Order dated October 14, 2009, the Bankruptcy Court approved the sale of the Eagle Canada stock by the Debtors to TGC Industries, Inc. (“TGC”) and authorized the Debtors to enter into a Stock Purchase Agreement with TGC which was executed on October 16, 2009.  In accordance with the terms of the Stock Purchase Agreement, the sale transaction closed on October 16, 2009, with TGC acquiring the Eagle Canada stock for a total purchase price of $10.3 million.  Eagle Canada generated revenues of $26.5 million in 2008.

Item 2.01 — Completion of Acquisition or Disposition of Assets

See Item 1.01 — Entry into a Material Definitive Agreement regarding the acquisition of Eagle Canada by TGC.

Item 9.01  Financial Statements and Exhibits.

(d)                             Exhibits.

2.1         Stock Purchase Agreement between Eagle Geophysical, Inc. and Eagle Geophysical Onshore, Inc., as sellers, and TGC Industries, Inc., as buyer, dated as of October 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: October 19, 2009	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement between Eagle Geophysical, Inc. and Eagle Geophysical Onshore, Inc., as sellers, and TGC Industries, Inc., as buyer, dated as of October 14 2009.